UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 13, 2025

STIRLING HOTELS & RESORTS, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56623	93-3514045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

    ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)    On May 13, 2025, Stirling Hotels & Resorts, Inc. (the “Company”) held its Annual Meeting. As of March 24, 2025, the record date for the Annual Meeting, there were 7,022.7997 shares of common stock outstanding and entitled to vote, consisting of 0.0 shares of Class E common stock, 20.1471 shares of Class D common stock, 6,962.5350 shares of Class I common stock, 20.0588 shares of Class S common stock and 20.0588 shares of Class T common stock. At the Annual Meeting, 5,137 shares, or approximately 73.15% of the eligible voting shares, were represented either in person or by proxy.
(b)    At the Annual Meeting, the stockholders voted on the following items:
1.    Proposal One – To elect three nominees to the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. The following nominees were elected to the Company’s Board of Directors (constituting the entire Board of Directors), with the voting results for each nominee as shown:

Name	For	Against	Abstain	Broker Non-Votes
Monty J. Bennett	5,137	-0-	-0-	-0-
Frederick J. Kleisner	5,137	-0-	-0-	-0-
Mark Goldberg	5,137	-0-	-0-	-0-

2.    Proposal Two – To ratify the appointment of BDO USA, P.C., a national public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2025. This proposal was approved by the votes indicated below:

For	Against	Abstain
5,137	-0-	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIRLING HOTELS & RESORTS, INC.

Dated: May 15, 2025	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary